EXHIBIT 99.1

NEWS RELEASE
For more information, contact:
David L. Urban
david.urban@flagstar.com
(248) 312-5970

Flagstar Reports Third Quarter 2016 Net Income of $57 million, or $0.96 per Diluted Share

Company posts largest quarterly profit in nearly three years

Key Highlights - Third Quarter 2016

•	Positive operating leverage with good expense discipline.

•	Net gain on loan sales rose on higher fallout-adjusted locks and wider gain on sale margin.

•	Lower nonperforming loans and net charge-off ratio on continuing solid credit performance.

•	Tier 1 leverage ratio remained strong at 8.9 percent.

•	Return on average common equity of 17.5 percent or 12.6 percent, adjusted for DOJ benefit.

TROY, Mich., October 25, 2016 - Flagstar Bancorp, Inc. (NYSE:FBC), the holding company for Flagstar Bank, FSB, today reported third quarter 2016 net income of $57 million, or $0.96 per diluted share, as compared to $47 million, or $0.66 per diluted share, in the second quarter 2016 and $47 million, or $0.69 per diluted share, in the third quarter 2015.

Third quarter results included a $24 million benefit related to a decrease in the fair value of the Department of Justice ("DOJ") settlement liability. Excluding this benefit, the Company had adjusted non-GAAP third quarter 2016 net income of $41 million, or $0.69 per diluted share, an increase in diluted earnings per share of 5 percent from the second quarter 2016.

"We had another quarter of solid earnings, fueled by good loan growth and positive operating leverage," said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp, Inc. "Both commercial lending and mortgage banking were stand-outs, with commercial loans growing across all business lines. Top-line growth drove positive operating leverage and an improved efficiency ratio as we continued to maintain good expense discipline.

"We were very pleased with the quality of earnings this quarter," DiNello continued. "We posted earnings per share growth over the last quarter, even after adjusting for the DOJ benefit. This performance reflects the strength of our relationship model in the Community Banking segment, our focus on risk management, and the significantly lower cost of capital that resulted from the redemption of our TARP preferred. As a result, and excluding the DOJ benefit, we posted an adjusted non-GAAP return on assets of 1.2 percent and an adjusted non-GAAP return on common equity of 12.6 percent."

"Looking ahead, we will continue to search for opportunities to strengthen our one-of-a-kind business model and grow our franchise. We believe we are uniquely positioned to continue to deliver industry-leading results."

Third Quarter 2016 Highlights:

Income Statement Highlights
	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in millions)
Consolidated Statements of Income
Net interest income	$80	$77	$79	$76	$73
Provision (benefit) for loan losses	7	(3)	(13)	(1)	(1)
Noninterest income	156	128	105	97	128
Noninterest expense	142	139	137	129	131
Income before income taxes	87	69	60	45	71
Provision for income taxes	30	22	21	12	24
Net income	$57	$47	$39	$33	$47

Income per share:
Basic	$0.98	$0.67	$0.56	$0.45	$0.70
Diluted	$0.96	$0.66	$0.54	$0.44	$0.69

Key Ratios
	Three Months Ended					Change (bps)
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	Seq	Yr/Yr
Net interest margin	2.58%	2.63%	2.66%	2.69%	2.75%	(5)	(17)
Return on average assets	1.6%	1.4%	1.2%	1.0%	1.5%	23	9
Return on average equity	16.5%	11.5%	10.1%	8.6%	12.4%	500	412
Return on average common equity	17.5%	13.8%	12.2%	10.4%	15.1%	362	240
Efficiency ratio	59.9%	68.2%	74.5%	70.9%	65.0%	(828)	(510)

Balance Sheet Highlights
	Three Months Ended					% Change
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	Seq	Yr/Yr
	(Dollars in millions)
Average Balance Sheet Data
Average interest-earning assets	$12,318	$11,639	$11,871	$11,240	$10,693	6%	15%
Average loans held-for-sale (LHFS)	3,416	2,884	2,909	2,484	2,200	18%	55%
Average loans held-for-investment (LHFI)	5,848	5,569	5,668	5,642	5,412	5%	8%
Average total deposits	9,126	8,631	8,050	8,132	8,260	6%	10%

Note: Please refer to the financial tables at the end of this news release for a reconciliation of adjusted non-GAAP financial measures to the most directly comparable measure prepared in accordance with GAAP.

Net Interest Income

Third quarter 2016 net interest income increased to $80 million, compared to $77 million for the second quarter 2016. The results reflected a 6 percent increase in average earning assets, led by solid growth in loans held-for-sale and commercial loans, partially offset by a slight drop in the net interest margin.

Average loans held-for-sale were $3.4 billion in the third quarter 2016, increasing $532 million, or 18 percent, from the second quarter 2016, on higher mortgage activity and longer turn times to take advantage of attractive spreads and gain better execution on loan sales.

Average loans held-for-investment totaled $5.8 billion for the third quarter 2016, increasing $279 million, or 5 percent, from the prior quarter. During the third quarter 2016, commercial loans increased while consumer loans declined. Average commercial loans increased $445 million, or 16 percent, led by a $236 million, or 18 percent increase in warehouse loans. Commercial real estate loans also registered solid gains, increasing $183 million, or 20 percent. Average consumer loans fell $166 million, or 6 percent, led by a drop in mortgage loans due to prepayments and the impact of second quarter 2016 loan sales.

Average total deposits were $9.1 billion in the third quarter 2016, increasing $495 million, or 6 percent, from the second quarter 2016. The increase was led by higher company-controlled and government deposits. Average company-controlled deposits rose $292 million, or 19 percent, due to a higher number of loans serviced and increased refinance volume.

Net interest margin decreased 5 basis points to 2.58 percent for the third quarter 2016, as compared to 2.63 percent for the second quarter 2016. The decrease from the prior quarter was driven by interest expense on senior debt issued for TARP redemption, partially offset by increased interest income from a rotation of lower spread residential mortgages into higher spread commercial loans.

Provision (Benefit) for Loan Losses

The provision for loan losses totaled $7 million for the third quarter 2016, as compared to a provision benefit of $3 million for the second quarter 2016. The third quarter provision was largely to establish a reserve for repossessed loans with government guarantees. In the second quarter, the provision benefit resulted primarily from the sale of $408 million (UPB) performing residential first mortgage loans, precipitating a $12 million reduction in the allowance for loan losses. Please refer to the asset quality section for a more detailed discussion.

Noninterest Income

Noninterest income increased $28 million, or 22 percent, to $156 million, as compared to $128 million for the second quarter 2016. Excluding the $24 million benefit from the drop in fair value on the DOJ settlement liability, adjusted non-GAAP noninterest income rose $4 million, or 3 percent, primarily due to higher net gain on loan sales and loan fees and charges, partially offset by an increase in the net loss on the mortgage servicing asset.

Third quarter 2016 net gain on loan sales increased to $94 million, as compared to $90 million for the second quarter 2016. The increase from the prior quarter primarily reflected an improved gain on sale margin. Net gains on loan sales rose $9 million, or 11 percent, from the second quarter 2016, excluding $5 million of gains in the prior quarter on loans that were previously designated as HFI. The net gain on loan sale margin was 1.13 percent, as compared to 1.04 percent, excluding HFI loan sales, for the second quarter 2016, driven by stronger market pricing power as the Company controlled capacity to maintain service levels.

Mortgage Metrics
	Three Months Ended					Change (% / bps)
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$8,291	$8,127	$6,863	$5,027	$6,495	2%	28%
Net margin on mortgage rate lock commitments (fallout-adjusted) (change in bps) (1)(2)	1.13%	1.04%	0.96%	0.92%	1.05%	9	8
Net gain on loan sales on HFS	$94	85	$66	$46	$68	11%	38%
Net (loss) return on the mortgage servicing rights ("MSR")	$(11)	$(4)	$(6)	$9	$12	N/M	N/M
Gain on loan sales HFS + net (loss) return on the MSR	$83	$81	$60	$55	$80	2%	4%
Residential loans serviced (number of accounts - 000's) (3)	366	358	340	361	369	2%	(1)%
Capitalized value of mortgage servicing rights (change in bps)	0.96%	0.99%	1.06%	1.13%	1.12%	(3)	(16)
N/M - Not meaningful
(1) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.

(2) Gain on sale margin is based on net gain on loan sales (excluding gains from loans transferred from HFI) to fallout-adjusted mortgage rate lock commitments.
(3) Includes serviced for own loan portfolio, serviced for others, and subserviced for others loans.

Loan fees and charges rose to $22 million for the third quarter 2016, as compared to $19 million in the second quarter 2016. The increase primarily reflected higher mortgage loan closings.

Net return on the mortgage servicing asset (including the impact of hedges) was a net loss of $11 million for the third quarter 2016, as compared to a net loss of $4 million for the second quarter 2016. The return on the mortgage servicing asset decreased from the second quarter 2016, primarily due to higher prepayments and a decrease in fair value driven by MSR sales. Changes in fair value related to sales included a $7 million charge associated with pending MSR sales with a fair value of $50 million expected to close in the fourth quarter 2016. These sales represent nearly all of the Company's remaining GNMA MSRs and will significantly reduce the mortgage servicing asset as we work to prepare for Basel III final phase-in capital requirements.

The representation and warranty benefit was $6 million for the third quarter 2016, as compared to a $4 million benefit in the second quarter 2016. The representation and warranty reserve fell to $32 million at September 30, 2016, from $36 million at June 30, 2016, reflecting a continued improvement in risk trends and a repurchase demand pipeline that was only $11 million at September 30, 2016.

Total noninterest income for the third quarter 2016 was $156 million, as compared to $128 million for the second quarter 2016. The increase was almost entirely due to a reduction in the fair value of the Company's DOJ settlement liability. This liability was $60 million at September 30, 2016, which was $24 million lower than the fair value at June 30, 2016. The lower value resulted from a change in the expectation as to the timing of payments to the DOJ, as a result of the $200 million dividend paid by the Bank to Bancorp during the third quarter 2016 combined with an expectation for additional dividends in the future from the Bank to Bancorp.

Noninterest Expense

The Company experienced only modest expense growth in the third quarter 2016, due entirely to performance driven items. Noninterest expense increased $3 million, or 2 percent, to $142 million for the third quarter 2016, as compared to $139 million for the second quarter 2016. Compensation and benefits increased $3 million, primarily due to higher performance-based compensation, and commissions rose $2 million on increased business activity.

Excluding the $24 million benefit from the drop in fair value on the DOJ settlement liability, the Company's adjusted non-GAAP efficiency ratio was 67.0 percent for the third quarter 2016, compared to an efficiency ratio of 68.2 percent in the prior quarter.

Income Taxes

The third quarter 2016 provision for income taxes totaled $30 million, as compared to $22 million in the second quarter 2016. The effective tax rate in the third quarter 2016 was 34 percent, as compared to 33 percent in the second quarter 2016. The increase in the marginal tax rate in the third quarter 2016 was largely due to a benefit for state tax settlements in the prior quarter.

Asset Quality

Credit Quality Ratios
	Three Months Ended					Change (% / bps)
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	Seq	Yr/Yr
	(Dollars in millions)
Allowance for loan loss to LHFI	2.3%	2.6%	2.9%	3.0%	3.7%	(30)	(140)
Allowance for loan loss to LHFI and loans with government guarantees	2.2%	2.4%	2.7%	2.8%	3.3%	(20)	(110)

Charge-offs, net of recoveries	$7	$9	$12	$9	$24	(22)%	(71)%
Charge-offs associated with loans with government guarantees	5	4	3	3	—	25%	N/M
Charge-offs associated with the sale or transfer of nonperforming loans and TDRs	—	2	6	2	16	N/M	N/M
Charge-offs, net of recoveries, adjusted (1)	$2	$3	$3	$4	$8	(33)%	(75)%

Total nonperforming loans held-for-investment	$40	$44	$53	$66	$63	(9)%	(37)%
Net charge-offs to LHFI ratio (annualized)	0.51%	0.62%	0.86%	0.62%	1.84%	(11)	(133)
Net charge-off ratio, adjusted (annualized)	0.15%	0.18%	0.20%	0.29%	0.61%	(3)	(46)
Ratio of nonperforming LHFI to LHFI	0.63%	0.76%	0.95%	1.05%	1.15%	(13)	(52)
N/M - Not meaningful

(1)	Excludes charge-offs associated with loans with government guarantees and charge-offs associated with the sale or transfer of nonperforming loans and TDRs.

The Company maintained strong reserve coverage and solid credit quality in the third quarter 2016. The allowance for loan losses was $143 million at September 30, 2016, covering 2.3 percent of loans held-for-investment, as compared to an allowance for loan losses of $150 million at June 30, 2016, covering 2.6 percent of loans held-for-investment. The change in the allowance for loan losses resulted primarily from continued improvement in the Company's consumer portfolio, partially offset by an increase in commercial loan volume.

Net charge-offs in the third quarter 2016 were $7 million, or 0.51 percent of applicable loans, compared to $9 million, or 0.62 percent of applicable loans in the prior quarter. The third quarter 2016 amount included $5 million of net charge-offs associated with loans with government guarantees compared to $4 million in the second quarter of 2016. Additionally, second quarter 2016 included $2 million of net charge-offs associated with the sale of $14 million (UPB) of nonperforming, TDR, and other higher risk loans. Excluding the charge-offs associated with loan sales and loans with government guarantees in both quarters, net charge-offs in the third quarter 2016 would have been $2 million, or 0.15 percent of applicable loans, compared to $3 million, or 0.18 percent of applicable loans in the prior quarter.

Nonperforming loans held-for-investment decreased to $40 million at September 30, 2016 from $44 million at June 30, 2016. As in the prior quarter, there were no nonperforming commercial loans at September 30, 2016. The ratio of nonperforming loans to loans held-for-investment decreased to 0.63 percent at September 30, 2016 from 0.76 percent at June 30, 2016. At September 30, 2016, consumer loan delinquencies totaled $8 million, up slightly from June 30, 2016. As in the prior quarter, there were no commercial loans more than 30 days delinquent at September 30, 2016.

Capital

Capital Ratios (Bancorp)	Three Months Ended					Change (% / bps)
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	Seq	Yr/Yr
Total capital	15.26%	20.19%	20.97%	20.28%	21.64%	(493)	(638)
Tier 1 capital	13.98%	18.89%	19.67%	18.98%	20.32%	(491)	(634)
Tier 1 leverage	8.88%	11.59%	11.04%	11.51%	11.65%	(271)	(277)
Mortgage servicing rights to Tier 1 capital	24.6%	19.9%	19.3%	20.6%	21.1%	470	350
Book value per common share	$22.72	$23.54	$22.82	$22.33	$21.91	(3)%	4%

The Company maintained a robust capital position with regulatory capital ratios well above current regulatory quantitative guidelines for "well capitalized" institutions. At September 30, 2016, the Company had a Tier 1 leverage ratio of 8.88 percent, as compared to 11.59 percent at June 30, 2016. The decrease in the ratio resulted from TARP redemption and balance sheet growth, partially offset by earnings retention.

At September 30, 2016, the Company had a common equity-to-assets ratio of 9.01 percent.

Earnings Conference Call

As previously announced, the Company's third quarter 2016 earnings call will be held Tuesday, October 25, 2016 at 11 a.m. (ET).

To join the call, please dial (888) 554-1430 toll free or (719) 325-2278 and use passcode 2883109. Please call at least 10 minutes before the conference is scheduled to begin. A replay will be available for five business days by calling (866) 375-1919 toll free or (719) 457-0820, using passcode 2883109.

The conference call will also be available as a live audiocast on the Investor Relations section of flagstar.com, where it will be archived and available for replay and download. The slide presentation accompanying the conference call will be posted on the site.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $14.3 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 99 branches in the state. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as through 31 retail locations in 21 states. Flagstar is a leading national originator and servicer of mortgage loans, handling payments and record keeping for nearly $76 billion of home loans for nearly 370,000 borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes non-GAAP financial measures, such as adjusted net income, adjusted return on assets, adjusted return on equity, adjusted noninterest income, adjusted efficiency ratio and estimated fully implemented Basel III capital levels and ratios. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in conference call slides, the Form 8-K Current Report related to this news release and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Flagstar Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements can be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Other than as required under United States securities laws, Flagstar Bancorp does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash	$76	$64	$54	$65
Interest-earning deposits	98	120	154	130
Total cash and cash equivalents	174	184	208	195
Investment securities available-for-sale	1,115	1,145	1,294	1,150
Investment securities held-to-maturity	1,156	1,211	1,268	1,108
Loans held-for-sale	3,393	3,091	2,576	2,408
Loans held-for-investment	6,290	5,822	6,352	5,514
Loans with government guarantees	404	435	485	509
Less: allowance for loan losses	(143)	(150)	(187)	(197)
Total loans held-for-investment and loans with government guarantees, net	6,551	6,107	6,650	5,826
Mortgage servicing rights	302	301	296	294
Federal Home Loan Bank stock	172	172	170	113
Premises and equipment, net	271	259	250	243
Net deferred tax asset	305	333	364	372
Other assets	834	920	639	810
Total assets	$14,273	$13,723	$13,715	$12,519
Liabilities and Stockholders' Equity
Noninterest-bearing	$2,544	$2,109	$1,574	$1,749
Interest-bearing	6,827	6,462	6,361	6,388
Total deposits	9,371	8,571	7,935	8,137
Short-term Federal Home Loan Bank advances and other	905	1,069	2,116	824
Long-term Federal Home Loan Bank advances	1,577	1,577	1,425	1,200
Other long-term debt	493	247	247	279
Representation and warranty reserve	32	36	40	45
Other liabilities	609	624	423	530
Total liabilities	12,987	12,124	12,186	11,015
Stockholders' Equity
Preferred stock	—	267	267	267
Common stock	1	1	1	1
Additional paid in capital	1,494	1,491	1,486	1,484
Accumulated other comprehensive (loss) income	(20)	(19)	2	12
Accumulated deficit	(189)	(141)	(227)	(260)
Total stockholders' equity	1,286	1,599	1,529	1,504
Total liabilities and stockholders' equity	$14,273	$13,723	$13,715	$12,519

Flagstar Bancorp, Inc. Condensed Consolidated Statements of Operations (Dollars in millions, except per share data) (Unaudited)

						Third Quarter 2016 Compared to:
	Three Months Ended					Second Quarter 2016		Third Quarter 2015
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	Amount	Percent	Amount	Percent

Interest Income
Total interest income	$106	$99	$101	$95	$91	$7	7%	$15	16%
Total interest expense	26	22	22	19	18	4	18%	8	44%
Net interest income	80	77	79	76	73	3	4%	7	10%
Provision (benefit) for loan losses	7	(3)	(13)	(1)	(1)	10	N/M	$8	N/M
Net interest income after provision for loan losses	73	80	92	77	74	(7)	(9)%	(1)	(1)%
Noninterest Income
Net gain on loan sales	94	90	75	46	68	4	4%	$26	38%
Loan fees and charges	22	19	15	14	17	3	16%	$5	29%
Deposit fees and charges	5	6	6	6	7	(1)	(17)%	$(2)	(29)%
Loan administration income	4	4	6	7	8	—	—%	$(4)	(50)%
Net (loss) return on the mortgage servicing asset	(11)	(4)	(6)	9	12	(7)	N/M	$(23)	N/M
Net (loss) gain on sale of assets	—	—	(2)	—	1	—	N/M	(1)	(100)%
Representation and warranty benefit	6	4	2	6	6	2	50%	$—	—%
Other noninterest income (loss)	36	9	9	9	9	27	N/M	$27	N/M
Total noninterest income	156	128	105	97	128	28	22%	28	22%
Noninterest Expense
Compensation and benefits	69	66	68	59	58	3	5%	$11	19%
Commissions	16	14	10	8	10	2	14%	$6	60%
Occupancy and equipment	21	21	22	21	20	—	—%	$1	5%
Asset resolution	2	1	3	2	—	1	100%	$2	N/M
Federal insurance premiums	3	3	3	5	6	—	—%	$(3)	(50)%
Loan processing expense	13	15	12	12	14	(2)	(13)%	$(1)	(7)%
Legal and professional expense	5	6	9	9	10	(1)	(17)%	$(5)	(50)%
Other noninterest expense	13	13	10	13	13	—	—%	$—	—%
Total noninterest expense	142	139	137	129	131	3	2%	11	8%
Income before income taxes	87	69	60	45	71	18	26%	16	23%
Provision for income taxes	30	22	21	12	24	8	36%	$6	25%
Net income	$57	$47	$39	$33	$47	$10	21%	$10	21%
Income per share
Basic	$0.98	$0.67	$0.56	$0.45	$0.70	$0.31	46%	$0.28	40%
Diluted	$0.96	$0.66	$0.54	$0.44	$0.69	$0.30	45%	$0.27	39%
N/M - Not meaningful

Flagstar Bancorp, Inc. Condensed Consolidated Statements of Operations (Dollars in millions, except per share data) (Unaudited)

			Nine Months Ended September 30, 2016
	Nine Months Ended		Compared to: Nine Months Ended September 30, 2015
	September 30, 2016	September 30, 2015	Amount	Percent

Interest Income
Total interest income	$306	$260	$46	18%
Total interest expense	70	49	21	43%
Net interest income	236	211	25	12%
Provision (benefit) for loan losses	(9)	(18)	9	(50)%
Net interest income after provision for loan losses	245	229	16	7%
Noninterest Income
Net gain on loan sales	259	242	17	7%
Loan fees and charges	56	53	3	6%
Deposit fees and charges	17	19	(2)	(11)%
Loan administration income	14	19	(5)	(26)%
Net (loss) return on the mortgage servicing asset	(21)	19	(40)	N/M
Net loss on sale of assets	(2)	(1)	(1)	100%
Representation and warranty benefit	12	13	(1)	(8)%
Other noninterest income	54	9	45	N/M
Total noninterest income	389	373	16	4%
Noninterest Expense
Compensation and benefits	203	178	25	14%
Commissions	40	31	9	29%
Occupancy and equipment	64	60	4	7%
Asset resolution	6	13	(7)	(54)%
Federal insurance premiums	9	18	(9)	(50)%
Loan processing expense	40	40	—	—%
Legal and professional expense	20	27	(7)	(26)%
Other noninterest expense	36	40	(4)	(10)%
Total noninterest expense	418	407	11	3%
Income before income taxes	216	195	21	11%
Provision for income taxes	73	70	3	4%
Net income	143	125	18	14%
Income per share
Basic	$2.21	$1.82	$0.39	21%
Diluted	$2.16	$1.80	$0.36	20%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Mortgage loans originated (1)	$9,198	$8,330	$7,876	$23,880	$23,578
Mortgage loans sold and securitized	$8,723	$7,940	$7,318	$23,611	$21,143
Interest rate spread (2)	2.36%	2.43%	2.56%	2.43%	2.59%
Net interest margin	2.58%	2.63%	2.75%	2.62%	2.76%
Average common shares outstanding	56,580,238	56,574,796	56,436,026	56,556,188	56,419,354
Average fully diluted shares outstanding	57,933,806	57,751,230	57,207,503	57,727,262	57,050,789
Average interest-earning assets	$12,318	$11,639	$10,693	$11,944	$10,165
Average interest-paying liabilities	$9,773	$9,205	$8,354	$9,600	$8,044
Average stockholders' equity	$1,379	$1,606	$1,510	$1,515	$1,466
Return on average assets (4)	1.61%	1.38%	1.52%	1.40%	1.43%
Return on average equity (4)	16.53%	11.53%	12.41%	12.59%	11.36%
Return on average common equity	17.45%	13.83%	15.08%	14.52%	13.88%
Efficiency ratio (4)	59.9%	68.2%	65.0%	66.9%	69.6%
Equity-to-assets ratio (average for the period)	9.75%	11.95%	12.27%	11.05%	12.56%

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
Book value per common share	$22.72	$23.54	$22.33	$21.91
Number of common shares outstanding	56,597,271	56,575,779	56,483,258	56,436,026
Mortgage loans subserviced for others	$38,801	$38,000	$40,244	$42,282
Mortgage loans serviced for others	$31,372	$30,443	$26,145	$26,306
Weighted average service fee (basis points)	28.1	28.2	27.7	28.3
Capitalized value of mortgage servicing rights	0.96%	0.99%	1.13%	1.12%
Mortgage servicing rights to Tier 1 capital	24.6%	19.9%	20.6%	21.1%
Ratio of allowance for loan losses to LHFI (3)	2.30%	2.62%	3.00%	3.66%
Ratio of allowance for loan losses to LHFI and loans with government guarantees (3)	2.16%	2.43%	2.78%	3.34%
Ratio of nonperforming assets to total assets	0.39%	0.46%	0.61%	0.64%
Equity-to-assets ratio	9.01%	11.65%	11.14%	12.01%
Common equity-to-assets ratio	9.01%	9.70%	9.20%	9.88%
Number of bank branches	99	99	99	99
Number of FTE employees	2,881	2,894	2,713	2,677

(1)	Includes residential first mortgage and second mortgage loans.

(2)
Interest rate spread is the difference between the annualized yield earned on average interest-earning assets for the period and the annualized rate of interest paid on average interest-bearing liabilities for the period.

(3)	Excludes loans carried under the fair value option.

(4)	See Non-GAAP Reconciliation in which applicable periods, three months and nine months ended September 30, 2016, have been adjusted.

Flagstar Bancorp, Inc.
Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income	57	47	47	143	125
Deferred cumulative preferred stock dividends	(2)	(8)	(8)	(18)	(22)
Net income applicable to Common Stockholders	$55	$39	$39	$125	$103
Weighted Average Shares
Weighted average common shares outstanding	56,580,238	56,574,796	56,436,026	56,556,188	56,419,354
Effect of dilutive securities
Warrants	364,791	349,539	339,478	339,893	290,840
Stock-based awards	988,777	826,895	431,999	831,181	340,595
Weighted average diluted common shares	57,933,806	57,751,230	57,207,503	57,727,262	57,050,789
Earnings per common share
Net income applicable to Common Stockholders	$0.98	$0.67	$0.70	$2.21	$1.82
Effect of dilutive securities
Warrants	—	—	—	(0.02)	(0.01)
Stock-based awards	(0.02)	(0.01)	(0.01)	(0.03)	(0.01)
Diluted earnings per share	$0.96	$0.66	$0.69	$2.16	$1.80

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$3,416	$30	3.51%	$2,884	$26	3.64%	$2,200	$22	3.94%
Loans held-for-investment
Consumer loans (1)	2,580	23	3.52%	2,746	24	3.48%	3,367	30	3.67%
Commercial loans (1)	3,268	33	3.96%	2,823	28	3.94%	2,045	20	3.80%
Total loans held-for-investment	5,848	56	3.77%	5,569	52	3.71%	5,412	50	3.72%
Loans with government guarantees	432	4	3.88%	444	4	3.33%	547	5	3.37%
Investment securities	2,516	16	2.55%	2,558	17	2.66%	2,313	14	2.50%
Interest-earning deposits	106	—	0.48%	184	—	0.50%	221	—	0.53%
Total interest-earning assets	12,318	$106	3.42%	11,639	$99	3.40%	10,693	$91	3.42%
Other assets	1,830			1,799			1,612
Total assets	$14,148			$13,438			$12,305
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$509	$—	0.20%	$482	$—	0.17%	$429	$—	0.14%
Savings deposits	3,751	8	0.77%	3,691	7	0.79%	3,732	8	0.84%
Money market deposits	250	—	0.41%	363	1	0.52%	262	—	0.33%
Certificates of deposit	1,071	3	1.05%	951	2	1.00%	785	2	0.80%
Total retail deposits	5,581	11	0.75%	5,487	10	0.75%	5,208	10	0.75%
Government deposits
Demand deposits	243	—	0.39%	203	—	0.39%	286	—	0.39%
Savings deposits	478	1	0.52%	398	—	0.52%	445	1	0.52%
Certificates of deposit	355	—	0.52%	410	1	0.50%	335	—	0.40%
Total government deposits	1,076	1	0.49%	1,011	1	0.49%	1,066	1	0.45%
Total interest-bearing deposits	6,657	12	0.71%	6,498	11	0.71%	6,274	11	0.70%
Short-term Federal Home Loan Bank advances and other	1,073	1	0.44%	835	1	0.41%	12	—	4.50%
Long-term Federal Home Loan Bank advances	1,576	7	1.81%	1,625	8	1.93%	1,786	5	1.17%
Other long-term debt	467	6	4.86%	247	2	3.31%	282	2	2.53%
Total interest-bearing liabilities	9,773	26	1.06%	9,205	22	0.97%	8,354	18	0.86%
Noninterest-bearing deposits (2)	2,469			2,133			1,986
Other liabilities	527			494			455
Stockholders' equity	1,379			1,606			1,510
Total liabilities and stockholders' equity	$14,148			$13,438			$12,305
Net interest-earning assets	$2,545			$2,434			$2,339
Net interest income		$80			$77			$73
Interest rate spread (3)			2.36%			2.43%			2.56%
Net interest margin (4)			2.58%			2.63%			2.75%
Ratio of average interest-earning assets to interest-bearing liabilities			126.0%			126.4%			128.0%
Total average deposits	$9,126			$8,631			$8,260

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and warehouse lending loans.

(2)	Includes noninterest-bearing company-controlled deposits that arise due to the servicing of loans for others.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate

Interest-Earning Assets
Loans held-for-sale	$3,071	$83	3.64%	$2,088	$61	3.91%
Loans held-for-investment
Consumer loans (1)	2,879	76	3.51%	2,968	83	3.75%
Commercial loans (1)	2,816	84	3.94%	1,917	57	3.92%
Total loans held-for-investment	5,695	160	3.72%	4,885	140	3.82%
Loans with government guarantees	450	12	3.40%	679	15	2.86%
Investment securities	2,589	50	2.58%	2,260	43	2.54%
Interest-earning deposits	139	1	0.50%	253	1	0.50%
Total interest-earning assets	11,944	$306	3.40%	10,165	$260	3.41%
Other assets	1,767			1,498
Total assets	$13,711			$11,663
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$479	$1	0.17%	$428	$—	0.14%
Savings deposits	3,720	21	0.78%	3,683	22	0.81%
Money market deposits	285	1	0.44%	253	1	0.28%
Certificates of deposit	789	7	1.21%	778	4	0.73%
Total retail deposits	5,273	30	0.77%	5,142	27	0.72%
Government deposits
Demand deposits	234	1	0.39%	241	1	0.39%
Savings deposits	432	2	0.52%	406	1	0.52%
Certificates of deposit	563	1	0.35%	341	1	0.36%
Total government deposits	1,229	4	0.42%	988	3	0.44%
Total interest-bearing deposits	6,502	34	0.70%	6,130	30	0.67%
Short-term Federal Home Loan Bank advances and other	1,190	4	0.41%	15	—	1.28%
Long-term Federal Home Loan Bank advances	1,587	22	1.88%	1,595	13	1.05%
Other long-term debt	321	10	4.05%	304	6	2.44%
Total interest-bearing liabilities	9,600	70	0.97%	8,044	49	0.81%
Noninterest-bearing deposits (2)	2,101			1,661
Other liabilities	495			492
Stockholders' equity	1,515			1,466
Total liabilities and stockholders' equity	$13,711			$11,663
Net interest-earning assets	$2,344			$2,121
Net interest income		$236			$211
Interest rate spread (3)			2.43%			2.59%
Net interest margin (4)			2.62%			2.76%
Ratio of average interest-earning assets to interest-bearing liabilities			124.4%			126.4%
Total average deposits	$8,603			$7,791

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and warehouse lending loans.

(2)	Includes noninterest-bearing company-controlled deposits that arise due to the servicing of loans for others.

(3)	Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Gain on Loan Sales on Loans Held-for-Sale
(Dollars in millions)
(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$8,291	$8,127	$6,863	$5,027	$6,495
Net margin on mortgage rate lock commitments (fallout-adjusted) (1)	1.13%	1.04%	0.96%	0.92%	1.05%
Net gain on loan sales on HFS	$94	$85	$66	$46	$68
Net (loss) return on the mortgage servicing rights	$(11)	$(4)	$(6)	$9	$12
Gain on loan sales HFS + net (loss) return on the MSR	$83	$81	$60	$55	$80
Residential loans serviced (number of accounts - 000's) (2)	366	358	340	361	369
Capitalized value of mortgage servicing rights	0.96%	0.99%	1.06%	1.13%	1.12%
Mortgage rate lock commitments (gross)	$10,328	$10,168	$8,762	$6,258	$8,025
Mortgage loans sold and securitized	$8,723	$7,940	$6,948	$5,164	$7,318
Net margin on loan sales	1.08%	1.07%	0.94%	0.90%	0.93%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

(2)	Includes serviced for own loan portfolio, serviced for others and subserviced for others loans.

	Nine Months Ended
	September 30, 2016	September 30, 2015

Mortgage rate lock commitments (fallout-adjusted) (1)	$23,281	$20,484
Net margin on mortgage rate lock commitments (fallout-adjusted) (1)	1.05%	1.18%
Net gain on loan sales on HFS	$244	$242
Net (loss) return on the mortgage servicing rights	$(21)	$19
Gain on loan sales HFS + net (loss) return on the MSR	$223	$261
Residential loans serviced (number of accounts - 000's) (2)	366	369
Capitalized value of mortgage servicing rights	0.96%	1.12%
Mortgage rate lock commitments (gross)	$29,258	$25,460
Mortgage loans sold and securitized	$23,611	$21,143
Net margin on loan sales	1.03%	1.14%

(1)
Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates. The net margin is based on net gain on loan sales to fallout-adjusted mortgage rate lock commitments.

(2)	Includes serviced for own loan portfolio, serviced for others and subserviced for others loans.

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets)	$1,225	8.88%	$1,514	11.59%	$1,453	11.04%	$1,435	11.51%	$1,393	11.65%
Total adjusted tangible asset base	$13,798		$13,068		$13,167		$12,474		$11,957
Tier 1 common equity (to risk weighted assets)	$1,056	12.04%	$1,086	13.55%	$1,032	13.96%	$1,065	14.09%	$1,024	14.93%
Tier 1 capital (to risk weighted assets)	$1,225	13.98%	$1,514	18.89%	$1,453	19.67%	$1,435	18.98%	$1,393	20.32%
Total capital (to risk weighted assets)	$1,338	15.26%	$1,618	20.19%	$1,549	20.97%	$1,534	20.28%	$1,483	21.64%
Risk weighted asset base	$8,767		$8,014		$7,387		$7,561		$6,857

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted tangible assets)	$1,459	10.55%	$1,576	12.03%	$1,509	11.43%	$1,472	11.79%	$1,426	11.91%
Total adjusted tangible asset base	$13,824		$13,102		$13,200		$12,491		$11,975
Tier 1 common equity (to risk weighted assets)	$1,459	16.59%	$1,576	19.58%	$1,509	20.34%	$1,472	19.42%	$1,426	20.75%
Tier 1 capital (to risk weighted assets)	$1,459	16.59%	$1,576	19.58%	$1,509	20.34%	$1,472	19.42%	$1,426	20.75%
Total capital (to risk weighted assets)	$1,571	17.87%	$1,679	20.86%	$1,605	21.63%	$1,570	20.71%	$1,516	22.05%
Risk weighted asset base	$8,794		$8,048		$7,421		$7,582		$6,874

Loan Originations (Dollars in millions) (Unaudited)
	Three Months Ended
	September 30, 2016		June 30, 2016		September 30, 2015
Consumer loans
Mortgage (1)	$9,198	96.9%	$8,330	97.6%	$7,876	97.9%
Other consumer (2)	44	0.5%	42	0.5%	39	0.5%
Total consumer loans	9,242	97.4%	8,372	98.1%	7,915	98.4%
Commercial loans (3)	248	2.6%	164	1.9%	131	1.6%
Total loan originations	$9,490	100.0%	$8,536	100.0%	$8,046	100.0%

	Nine Months Ended
	September 30, 2016		September 30, 2015
Mortgage (1)	$23,880	97.5%	$23,578	98.7%
Other consumer (2)	113	0.5%	93	0.4%
Total consumer loans	23,993	98.0%	23,671	99.1%
Commercial loans (3)	496	2.0%	209	0.9%
Total loan originations	$24,489	100.0%	$23,880	100.0%

(1)	Includes residential first mortgage and second mortgage loans.

(2)	Includes HELOC and other consumer loans.

(3)	Includes commercial real estate and commercial and industrial loans.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	September 30, 2016		June 30, 2016		December 31, 2015		September 30, 2015
Consumer loans
Residential first mortgage	$2,136	33.9%	$2,075	35.6%	$3,100	48.9%	$2,726	49.5%
Second mortgage	127	2.0%	127	2.2%	135	2.1%	140	2.5%
HELOC	326	5.2%	346	5.9%	384	6.0%	405	7.3%
Other	30	0.5%	32	0.5%	31	0.5%	32	0.6%
Total consumer loans	2,619	41.6%	2,580	44.2%	3,650	57.5%	3,303	59.9%
Commercial loans
Commercial real estate	1,168	18.6%	976	16.8%	814	12.8%	707	12.8%
Commercial and industrial	708	11.3%	615	10.6%	552	8.7%	493	8.9%
Warehouse lending	1,795	28.5%	1,651	28.4%	1,336	21.0%	1,011	18.4%
Total commercial loans	3,671	58.4%	3,242	55.8%	2,702	42.5%	2,211	40.1%
Total loans held-for-investment	$6,290	100.0%	$5,822	100.0%	$6,352	100.0%	$5,514	100.0%

Residential Loans Serviced
(Dollars in millions)
(Unaudited)

	September 30, 2016		June 30, 2016		December 31, 2015		September 30, 2015
	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts	Unpaid Principal Balance	Number of accounts
Serviced for own loan portfolio (1)	$5,645	29,052	$5,379	29,520	$6,088	30,683	$5,707	29,764
Serviced for others	31,372	138,711	30,443	134,266	26,145	118,662	26,306	118,702
Subserviced for others (2)	38,801	198,400	38,000	194,209	40,244	211,740	42,282	220,648
Total residential loans serviced	$75,818	366,163	$73,822	357,995	$72,477	361,085	$74,295	369,114

(1)
Includes loans held-for-investment (residential first mortgage, second mortgage and HELOC), loans-held-for-sale (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

(2)	Does not include temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.

Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Allowance for loan losses	$143	$150	$197	$143	$197
Charge-offs
Consumer loans
Residential first mortgage	(7)	(8)	(21)	(26)	(80)
Second mortgage	—	(1)	(1)	(2)	(2)
HELOC	(1)	—	(1)	(2)	(2)
Other	(1)	(1)	(1)	(3)	(3)
Total consumer loans	(9)	(10)	(24)	(33)	(87)
Commercial loans
Commercial and industrial	—	—	(3)	—	(3)
Total commercial loans	—	—	(3)	—	(3)
Total charge-offs	$(9)	$(10)	$(27)	$(33)	$(90)
Recoveries
Consumer loans
Residential first mortgage	—	1	1	1	3
Second mortgage	—	1	1	1	1
HELOC	1	(1)	—	1	—
Other	1	—	1	2	2
Total consumer loans	2	1	3	5	6
Commercial loans
Commercial real estate	—	—	—	—	2
Total commercial loans	—	—	—	—	2
Total recoveries	2	1	3	5	8
Charge-offs, net of recoveries	$(7)	$(9)	$(24)	$(28)	$(82)
Net charge-offs to LHFI ratio (annualized) (1)	0.51%	0.62%	1.84%	0.66%	2.34%
Net charge-offs ratio, adjusted (annualized) (1)(2)	0.15%	0.18%	0.61%	0.15%	0.43%
Net charge-offs to LHFI ratio (annualized) by loan type (1)
Residential first mortgage	1.33%	1.42%	2.90%	1.43%	4.30%
Second mortgage	1.03%	0.32%	1.00%	2.06%	1.70%
HELOC and consumer	0.23%	0.69%	1.40%	0.54%	1.30%
Commercial real estate	—%	—%	—%	(0.01)%	(0.40)%
Commercial and industrial	(0.01)%	(0.02)%	2.70%	(0.01)%	1.00%

(1)	Excludes loans carried under the fair value option.

(2)
Excludes charge-offs of zero, $2 million, and $16 million related to the sale of nonperforming loans, TDRs and non-agency loans during the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively and $8 million and $67 million during the nine months ended September 30, 2016 and 2015, respectively. Also excludes charge-offs related to loans with government guarantees of $5 million and $4 million during the three months ended September 30, 2016 and June 30, 2016, respectively, and $13 million during the nine months ended September 30, 2016.

Representation and Warranty Reserve
(Dollars in millions)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Balance, beginning of period	$36	$40	$48	$40	$53
Provision (release)
Charged to gain on sale for current loan sales	1	1	2	4	6
Charged to representation and warranty benefit	(6)	(4)	(6)	(12)	(13)
Total	(5)	(3)	(4)	(8)	(7)
Charge-offs, net	1	(1)	1	—	(1)
Balance, end of period	$32	$36	$45	$32	$45

Composition of Allowance for Loan Losses
(Dollars in millions)
(Unaudited)

September 30, 2016	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$63	$7	$70
Second mortgage	3	6	9
HELOC	15	1	16
Other	1	—	1
Total consumer loans	82	14	96
Commercial loans
Commercial real estate	25	—	25
Commercial and industrial	14	—	14
Warehouse lending	8	—	8
Total commercial loans	47	—	47
Total allowance for loan losses	$129	$14	$143

June 30, 2016	Collectively Evaluated Reserves	Individually Evaluated Reserves	Total
Consumer loans
Residential first mortgage	$74	$7	$81
Second mortgage	4	6	10
HELOC	17	3	20
Other	1	—	1
Total consumer loans	96	16	112
Commercial loans
Commercial real estate	19	—	19
Commercial and industrial	11	—	11
Warehouse lending	8	—	8
Total commercial loans	38	—	38
Total allowance for loan losses	$134	$16	$150

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
Nonperforming loans	$23	$23	$31	$37
Nonperforming TDRs	8	6	7	6
Nonperforming TDRs at inception but performing for less than six months	9	15	28	20
Total nonperforming loans held-for-investment	40	44	66	63
Real estate and other nonperforming assets, net	15	19	17	17
Nonperforming assets held-for-investment, net (1)	$55	$63	$83	$80

Ratio of nonperforming assets to total assets	0.39%	0.46%	0.61%	0.64%
Ratio of nonperforming loans held-for-investment to loans held-for-investment	0.63%	0.76%	1.05%	1.15%
Ratio of nonperforming assets to loans held-for-investment and repossessed assets	0.87%	1.09%	1.32%	1.45%
Ratio of nonperforming assets to Tier 1 capital + allowance for loan losses	4.03%	3.79%	5.12%	5.03%

(1)	Does not include nonperforming loans held-for-sale of $5 million, $5 million, $12 million and $14 million at September 30, 2016, June 30, 2016, December 31, 2015 and September 30, 2015, respectively.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days (1)	Total Past Due	Total Investment Loans
September 30, 2016
Consumer loans	$6	$2	$40	$48	$2,619
Commercial loans	—	—	—	—	3,671
Total loans	$6	$2	$40	$48	$6,290
June 30, 2016
Consumer loans	$5	$2	$44	$51	$2,580
Commercial loans	—	—	—	—	3,242
Total loans	$5	$2	$44	$51	$5,822
December 31, 2015
Consumer loans	$10	$4	$64	$78	$3,650
Commercial loans	—	—	2	2	2,702
Total loans	$10	$4	$66	$80	$6,352
September 30, 2015
Consumer loans	13	8	60	$81	$3,303
Commercial loans	—	—	3	3	2,211
Total loans	$13	$8	$63	$84	$5,514

(1)	Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Nonperforming TDRs at inception but performing for less than six months	Total
September 30, 2016
Consumer loans	$70	$8	$9	$87
Commercial loans	1	—	—	1
Total TDR loans	$71	$8	$9	$88
June 30, 2016
Consumer loans	$72	$6	$15	$93
Commercial loans	1	—	—	1
Total TDR loans	$73	$6	$15	$94
December 31, 2015
Consumer loans	$101	$7	$28	$136
Total TDR loans	$101	$7	$28	$136
September 30, 2015
Consumer loans	$97	$6	$20	$123
Total TDR loans	$97	$6	$20	$123

Non-GAAP Reconciliation
(Dollars in millions)
(Unaudited)

Basel III (transitional) to Basel III (fully phased-in) reconciliation. On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014 and prior. When fully phased-in, Basel III will increase capital requirements through higher minimum capital levels as well as through increases in risk-weights for certain exposures. Additionally, the final Basel III rules place greater emphasis on common equity. In October 2013, the OCC and Federal Reserve released final rules detailing the U.S. implementation of Basel III and the application of the risk-based and leverage capital rules to top-tier savings and loan holding companies. We have transitioned to the Basel III framework beginning in January 2015 and are subject to a phase-in period extending through 2018. Accordingly, the calculations provided below are estimates. These measures are considered to be non-GAAP financial measures because they are not formally defined by GAAP and the Basel III implementation regulations. The Common Equity Tier 1, Tier 1, Total Capital and Leverage ratios, will not be fully phased-in until January 1, 2018 and the Capital Conservation buffer will not be fully phased-in until January 1, 2019. The regulations are subject to change as clarifying guidance becomes available and the calculations currently include our interpretations of the requirements including informal feedback received through the regulatory process. Other entities may calculate the Basel III ratios differently from our calculations based on their interpretation of the guidelines. Since analysts and banking regulators may assess our capital adequacy using the Basel III framework, we believe that it is useful to provide investors information enabling them to assess our capital adequacy on the same basis.

September 30, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
	(Dollars in millions) (Unaudited)
Flagstar Bancorp (the Company)
Regulatory capital – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III (transitional)	$1,056	$1,225	$1,225	$1,338
Increased deductions related to deferred tax assets, mortgage servicing assets and other capital components	(222)	(151)	(151)	(150)
Basel III (fully phased-in) capital	$834	$1,074	$1,074	$1,188
Risk-weighted assets – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III assets (transitional)	$8,767	$13,798	$8,767	$8,767
Net change in assets	36	(152)	36	36
Basel III (fully phased-in) assets	$8,803	$13,646	$8,803	$8,803
Capital ratios
Basel III (transitional)	12.04%	8.88%	13.98%	15.26%
Basel III (fully phased-in)	9.47%	7.87%	12.20%	13.49%

September 30, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets)	Total Risk-Based Capital (to Risk Weighted Assets)
Flagstar Bank (the Bank)	(Dollars in millions) (Unaudited)
Regulatory capital – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III (transitional)	$1,459	$1,459	$1,459	$1,571
Increased deductions related to deferred tax assets, mortgage servicing assets and other capital components	(110)	(110)	(110)	(107)
Basel III (fully phased-in) capital	$1,349	$1,349	$1,349	$1,464
Risk-weighted assets – Basel III (transitional) to Basel III (fully phased-in) (1)
Basel III assets (transitional)	$8,794	$13,824	$8,794	$8,794
Net change in assets	195	(110)	195	195
Basel III (fully phased-in) assets	$8,989	$13,714	$8,989	$8,989
Capital ratios
Basel III (transitional)	16.59%	10.55%	16.59%	17.87%
Basel III (fully phased-in)	15.01%	9.84%	15.01%	16.29%

Adjusted Income from Operations and Adjusted Earnings per Share. In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. These non-GAAP measures reflect the adjustment of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The Company believes that adjusted net income and adjusted non-interest income and ratios based on these non-GAAP measures provide a meaningful representation of its operating performance on an ongoing basis. These are measures that management uses to assess performance of the Company against its peers and evaluate overall performance. The Company believes these non-GAAP financial measures provide useful information for investors, securities analysts and others because they provide a tool to evaluate the Company’s performance on an ongoing basis and compared to its peers.

The following table provides a reconciliation of non-GAAP financial measures utilized in the adjusted efficiency ratio and adjusted earnings per share.

	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016
	(Dollars in millions) (Unaudited)
Net income	$57	$143
Adjustment to remove DOJ adjustment	(24)	(24)
Tax impact of adjusting item	8	8
Adjusted net income	$41	$127

Diluted income per share	$0.96	$2.16
Adjustment to remove DOJ adjustment	(0.41)	(0.42)
Tax impact of adjusting item	0.14	0.14
Diluted adjusted income per share	$0.69	$1.88

Return on average assets	1.61%	1.40%
Adjustment to remove DOJ adjustment including tax impact	(0.45)%	(0.16)%
Adjusted return on average assets	1.16%	1.24%

Return on average equity	16.53%	12.59%
Adjustment to remove DOJ adjustment including tax impact	(4.64)%	(1.41)%
Adjusted return on average equity	11.89%	11.18%

Return on common equity	17.45%	14.52%
Adjustment to remove DOJ adjustment including tax impact	(4.89)%	(1.62)%
Adjusted return on common equity	12.56%	12.90%

Total noninterest expense	$142	$418
Net interest income	$80	$236

Total noninterest income	$156	$389
Adjustment to remove DOJ adjustment	(24)	(24)
Adjusted total noninterest income	$132	$365

Efficiency Ratio	59.9%	66.9%
Adjustment to remove DOJ adjustment	7.1%	2.7%
Adjusted Efficiency Ratio	67.0%	69.6%